                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                                  CERTEGY INC.

                                       AND

                                  SUNTRUST BANK

                                     TRUSTEE

                              4.75% NOTES DUE 2008

                                    INDENTURE

                         DATED AS OF SEPTEMBER 10, 2003

                             CROSS-REFERENCE TABLE*

Trust Indenture Act                                                                             Indenture Section
  310(a)(1)........................................................................................  7.10
     (a)(2)........................................................................................  7.10
     (a)(5)........................................................................................  7.10
     (b) ..........................................................................................  7.10
     (c) ..........................................................................................  N.A.
  311(a)...........................................................................................  7.11
     (b)...........................................................................................  7.11
  312(a)...........................................................................................  2.05
     (b)...........................................................................................  903
     (c) ..........................................................................................  903
  313(a)...........................................................................................  7.06
     (b)(2)........................................................................................  7.06
     (c) ..........................................................................................  7.06
                                                                                                     10.02
     (d) ..........................................................................................  7.06
  314(a)...........................................................................................  4.03
                                                                                                     1005
     (c)(1)........................................................................................  10.04
     (c)(2)........................................................................................  10.04
     (e)...........................................................................................  10.05
  316(a)(last sentence)............................................................................  2.09
     (a)(1)(A).....................................................................................  6.05
     (a)(1)(B).....................................................................................  6.04
  317(a)(1)........................................................................................  6.08

*This Cross-Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                      ARTICLE 1
                                      DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     Definitions....................................................................................    1
Section 1.02.     Other Definitions..............................................................................    7
Section 1.03.     Incorporation by Reference of Trust Indenture Act..............................................    8
Section 1.04.     Rules of Construction..........................................................................    8

                                                      ARTICLE 2
                                                      THE NOTES

Section 2.01.     Form...........................................................................................    9
Section 2.02.     Execution, Authentication, Dating..............................................................   17
Section 2.03.     Registrar and Paying Agent.....................................................................   17
Section 2.04.     Paying Agent to Hold Money in Trust............................................................   18
Section 2.05.     Holder Lists...................................................................................   18
Section 2.06.     Transfer and Exchange..........................................................................   18
Section 2.07.     Replacement Notes..............................................................................   22
Section 2.08.     Outstanding Notes..............................................................................   22
Section 2.09.     Treasury Notes.................................................................................   23
Section 2.10.     Temporary Notes................................................................................   23
Section 2.11.     Cancellation...................................................................................   23
Section 2.12.     Defaulted Interest.............................................................................   23
Section 2.13.     CUSIP and ISIN Numbers.........................................................................   23

                                                      ARTICLE 3
                                                      REDEMPTION

Section 3.01.     Notices to Trustee.............................................................................   24
Section 3.02.     Selection of Notes to Be Redeemed..............................................................   24
Section 3.03.     Notice of Redemption...........................................................................   25
Section 3.04.     Effect of Notice of Redemption.................................................................   25
Section 3.05.     Deposit of Redemption Price....................................................................   25
Section 3.06.     Notes Redeemed in Part.........................................................................   26
Section 3.07.     Optional Redemption............................................................................   26

                                                      ARTICLE 4
                                                      COVENANTS

Section 4.01.     Payment of Notes...............................................................................   26
Section 4.02.     Maintenance of Office or Agency................................................................   26
Section 4.03.     Compliance Certificate; Reports to the Trustee.................................................   27
Section 4.04.     Limitation on Liens............................................................................   28
Section 4.05.     Corporate Existence............................................................................   30
Section 4.06.     Sale and Leaseback Transactions................................................................   30

                                                      ARTICLE 5
                                                      SUCCESSORS

Section 5.01.     Merger, Consolidation, or Sale of Assets.......................................................   30
Section 5.02.     Successor Corporation Substituted..............................................................   31

                                                      ARTICLE 6
                                                DEFAULTS AND REMEDIES

Section 6.01.     Events of Default..............................................................................   31
Section 6.02.     Acceleration...................................................................................   33
Section 6.03.     Other Remedies.................................................................................   33
Section 6.04.     Waiver of Past Defaults........................................................................   33
Section 6.05.     Control by Majority............................................................................   34
Section 6.06.     Limitation on Suits............................................................................   34
Section 6.07.     Rights of Holders of Notes to Receive Payment..................................................   35
Section 6.08.     Collection Suit by Trustee.....................................................................   35
Section 6.09.     Trustee May File Proofs of Claim...............................................................   35
Section 6.10.     Priorities.....................................................................................   35
Section 6.11.     Undertaking for Costs..........................................................................   36

                                                      ARTICLE 7
                                                       TRUSTEE

Section 7.01.     Duties of Trustee..............................................................................   36
Section 7.02.     Rights of Trustee..............................................................................   37
Section 7.03.     Individual Rights of Trustee...................................................................   38
Section 7.04.     Trustee's Disclaimer...........................................................................   39
Section 7.05.     Notice of Defaults.............................................................................   39
Section 7.06.     Reports by Trustee to the Holders of the Notes.................................................   39
Section 7.07.     Compensation and Indemnity.....................................................................   39
Section 7.08.     Replacement of Trustee.........................................................................   40
Section 7.09.     Successor Trustee by Merger, Etc...............................................................   41
Section 7.10.     Eligibility; Disqualification..................................................................   41
Section 7.11.     Preferential Collection of Claims Against Company..............................................   42

                                                      ARTICLE 8
                                       LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance.......................................   42
Section 8.02.     Legal Defeasance and Discharge.................................................................   42
Section 8.03.     Covenant Defeasance............................................................................   42
Section 8.04.     Conditions to Legal Defeasance or Covenant Defeasance..........................................   43
Section 8.05.     Deposited Money and Government Securities to Be Held in Trust; Other
                  Miscellaneous Provisions.......................................................................   44
Section 8.06.     Repayment to Company...........................................................................   45
Section 8.07.     Reinstatement..................................................................................   45

                                                      ARTICLE 9
                                           AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     Without Consent of Holders of Notes............................................................   45
Section 9.02.     With Consent of Holders of Notes...............................................................   46
Section 9.03.     Compliance with Trust Indenture Act............................................................   47
Section 9.04.     Revocation and Effect of Consents..............................................................   57
Section 9.05.     Notation on or Exchange of Notes...............................................................   48
Section 9.06.     Trustee to Sign Amendments, Etc................................................................   48
Section 9.07.     Payments for Consent...........................................................................   48

                                                      ARTICLE 10

                                                    MISCELLANEOUS

Section 10.01.    Trust Indenture Act Controls...................................................................   48
Section 10.02.    Notices........................................................................................   49
Section 10.03.    Communication by Holders of Notes with Other Holders of Notes..................................   50
Section 10.04.    Certificate and Opinion as to Conditions Precedent.............................................   50
Section 10.05.    Statements Required in Certificate or Opinion..................................................   50
Section 10.06.    Rules by Trustee and Agents....................................................................   51
Section 10.07.    No Personal Liability of Directors, Officers, Employees and Shareholders.......................   51
Section 10.08.    Governing Law..................................................................................   51
Section 10.09.    No Adverse Interpretation of Other Agreements..................................................   51
Section 10.10.    Successors.....................................................................................   51
Section 10.11.    Severability...................................................................................   51
Section 10.12.    Counterpart Originals..........................................................................   51
Section 10.13.    Table of Contents, Headings, Etc...............................................................   51

                                    EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF EXCHANGE NOTE
Exhibits C-1
and C-2           FORMS OF IAI CERTIFICATES
Exhibit D         FORM OF REGULATION S CERTIFICATE

                  INDENTURE dated as of September 10, 2003, between Certegy Inc., a Georgia corporation (the "Company"), and SunTrust Bank, a Georgia banking corporation with trust powers, as trustee (the "Trustee").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of (i) the Company's 4.75% Notes due 2008, in the aggregate principal amount of Two Hundred Million Dollars ($200,000,000) issued on the date hereof (the "Initial Notes"),
(ii) if and when issued, an unlimited principal amount of additional 4.75% Notes due 2008 of the Company issued in a non-registered offering or 4.75% Notes due 2008 of the Company issued in a registered offering that may be offered from time to time subsequent to the Issue Date (the "Additional Notes"), and (iii) if and when issued, the Company's 4.75% Notes due 2008 (the "Exchange Notes," and together with the Initial Notes and Additional Notes, the "Notes") that may be issued from time to time in exchange for Initial Notes or any Additional Notes in an offer registered under the Securities Act as provided in the Registration Rights Agreement (as hereinafter defined):

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.01. Definitions.

                  "Additional Interest" means the additional interest (if any) payable by the Company in the event of a Registration Default under, and as defined in, the Registration Rights Agreement.

                  "Additional Notes" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means (i) with respect to a corporation, the board of directors of the corporation; (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or a business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Clearstream" means Citibank, N.A., as operator of Clearstream Banking, S.A.

                  "Company" means Certegy Inc., a Georgia corporation.

                  "Consolidated Stockholders' Equity", at any time, means the total shareholders' equity of the Company and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recently completed fiscal quarter of the Company for which financial information is then publicly available.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article II hereof, in the form of Exhibit A hereto or Exhibit B hereto, as applicable, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Increases or Decreases in Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issued in the form of one or more Global Notes, DTC as the Person appointed in Section 2.03 hereof as the Depositary with respect to the Notes, or another Person appointed as Depositary by the Company, which Person must be a clearing agency registered under the Exchange Act, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Funded Debt" means any Indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed which would, in accordance with GAAP, be classified as long-term debt, but in any event including all Indebtedness for money borrowed, whether secured or unsecured, maturing more than one year or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date hereof.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                  "Holder" means a Person in whose name a Note is registered.

                  "Indebtedness" means (1) any liability of any Person (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding Trade Payables), or (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with GAAP; (2) preferred or preference stock of a Subsidiary of the Company held by Persons other than the Company or a Subsidiary of the Company; (3) any liability of others described in the preceding clause (1) that the Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability; and
(4) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1), (2) and (3) above. For purposes of this definition, to "guarantee" (and any correlative term) means to guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Initial Notes" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "Institutional Accredited Investor" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not also a QIB.

                  "Issue Date" means the date on which the initial $200,000,000 in aggregate principal amount of the Notes were originally issued under this Indenture.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banks in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period by reason of the postponement provided in this definition.

                   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Make-Whole Amount" means, in connection with an optional redemption of the Notes pursuant to Article 3, the excess, if any, of (a) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest, exclusive of interest accrued to the date of redemption, that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate, determined on the third Business Day in The City of New York preceding the date notice of such redemption is given, from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over (b) the aggregate principal amount of the Notes being redeemed. Any reference to "premium" in this Indenture or the Notes shall mean and be deemed to refer to the applicable Make-Whole Amount.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Notes" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President (who, in the case of the Company, shall be a Corporate Vice President) of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer, or the principal accounting officer of the Company, that meets the requirements of
Section 10.05 hereof.

                  "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 10.05 hereof. The counsel may be an employee of or counsel to the Company.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "Principal Facility" means the real property, fixtures, machinery and equipment relating to any facility owned by the Company or any Subsidiary, except for any facility that, in the opinion of the Board of Directors of the Company, as reflected in a duly approved resolution, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of September 10, 2003, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Reinvestment Rate" means 0.30% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity, rounded to the nearest month, corresponding to the remaining life to maturity, as of the redemption date, of the principal of the Notes being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company.

                  "Responsible Officer" when used with respect to the Trustee, means any officer assigned to the corporate trust department or division of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Period" means, with respect to the Notes, the 40-day restricted period as defined in Regulation S.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated under the Securities
Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any required determination under this Indenture, then such other reasonably comparable index which shall be designated by the Company.

                  "Subsidiary" means, with respect to any specified person:

                  (1)        any corporation of which at least a majority of the
                           outstanding stock having voting power (without regard to the occurrence of any contingency) to elect a majority of the directors of such corporation, is at the time, directly or indirectly, owned or controlled by the Company or by one or more of its Subsidiaries (or any combination thereof);

                  (2)        any partnership (a) of which the Company or one of
                           its Subsidiaries is the sole general partner or the managing general partner or (b) the only general partners of which are the Company or one or more of its Subsidiaries (or any combination thereof); or

                  (3)        any other business entity of which more that 50% of
                           the total voting power of equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries (or any combination thereof).

                  "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "Trade Payables" means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed in the ordinary course of business in connection with the obtaining of materials or services.

                  "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Wholly-Owned Subsidiary" means a Subsidiary of which all of the outstanding voting stock (other than directors' qualifying shares) is at the time, directly or indirectly, owned by the Company, by one or more Wholly-Owned Subsidiaries of the Company or any combination thereof.

                  Section 1.02. Other Definitions.

                                                                        DEFINED IN
TERM                                                                     SECTION
----                                                                     -------
"144A Global Note"...............................................          2.01
"144A Notes" ....................................................          2.01
"Additional Restricted Notes"....................................          2.01
"Authentication Order"...........................................          2.02
"Covenant Defeasance"............................................          8.03
"Event of Default"...............................................          6.01
`Exchange Global Notes" .........................................          2.01
"Global Note Legend" ............................................          2.01
"Global Notes" ..................................................          2.01
"Definitive IAI Notes" ..........................................          2.01
"IAI Global Note" ...............................................          2.01
"IAI Notes" .....................................................          2.01
"Legal Defeasance"...............................................          8.02
"Note Register" .................................................          2.03
"Participant" ...................................................          2.01
"Paying Agent"...................................................          2.03
"Private Placement Legend" ......................................          2.01
"Purchase Agreement" ............................................          2.01
"Registrar"......................................................          2.03

                                                                        DEFINED IN
TERM                                                                     SECTION
----                                                                     -------
"Regulation S Global Note" ......................................          2.01
"Regulation S Legend"............................................          2.01
"Regulation S Notes".............................................          2.01
"Resale Restriction Termination Date"............................          2.06
"Restricted Notes" ..............................................          2.01
"Restrictive Legend"                                                       2.01

                  Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  (i)      "indenture securities" means the Notes;

                  (ii)     "indenture security Holder" means a Holder of a Note;

                  (iii)    "indenture to be qualified" means this Indenture;

                  (iv) "indenture trustee" or "institutional trustee" means the Trustee; and

                  (v) "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                  Section 1.04. Rules of Construction. Unless the context otherwise requires:

                  (i)      a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii)    "or" is not exclusive;

                  (iv) words in the singular include the plural, and in the plural include the singular;

                  (v) provisions apply to successive events and transactions; and

                  (vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2

                                    THE NOTES

                  Section 2.01. Form. (a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Initial Notes issued on the date hereof will be in an aggregate principal amount of $200,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, Additional Notes and Exchange Notes. Furthermore, Notes may be authenticated and delivered upon registration of transfer or exchange, or in lieu of, other Notes pursuant to Section 2.06, 2.07, 2.10 or 9.05.

                  The Initial Notes, Additional Notes and Exchange Notes shall be known and designated as "4.75% Notes due 2008" of the Company.

                  With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, the following information:

                  (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                  (2) the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue; and

                  (3) whether such Additional Notes shall be 144A Notes, IAI Notes and/or Regulation S Notes (collectively, "Restricted Notes") issued in the form of Exhibit A hereto and/or shall be issued in the form of Exhibit B hereto.

                  The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes, the Additional Notes and the Exchange Notes will vote and consent together on all matters as to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes, the Additional Notes or the Exchange Notes shall have the right to vote or consent as a separate class on any matter as to which such Holders are entitled to vote or consent.

                  (b) The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated September 3, 2003 (the "Purchase Agreement"), among the Company, Bear, Stearns & Co. Inc. and the other initial purchasers named therein. The Initial Notes and any Additional Notes (if issued as Restricted Notes) (the "Additional Restricted Notes") will be resold initially only to (A) QIBs in reliance on Rule 144A, (B) Non-U.S. Persons in reliance on Regulation S, and (C) Institutional Accredited Investors in the United States. Such Initial Notes and Additional Restricted Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and Institutional Accredited Investors pursuant to Rule 501 of the Securities Act in accordance with the procedures provided herein.

                  Initial Notes and Additional Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A ("144A Notes") shall be issued in the form of a permanent

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                                                                              10

global Note substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.01(d) (the "144A Global Note"), deposited with the Trustee, as Custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The 144A Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate and by one or more certificates issued upon exchange or replacement of another certificate representing the 144A Global Note. The aggregate principal amount of the 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian for the Depositary or its nominee, as hereinafter provided.

                  Initial Notes and Additional Notes offered and sold outside the United States of America in reliance on Regulation S (the "Regulation S Notes") shall be issued in the form of a permanent global Note substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.01(d) (the "Regulation S Global Note"), deposited with the Trustee, as Custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate and by one or more certificates issued upon exchange or replacement of another certificate representing the Regulation S Global Note. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian for the Depositary or its nominee, as hereinafter provided.

                  Initial Notes and Additional Notes offered, sold and initially issued, or resold, to Institutional Accredited Investors (that are not QIBs) in the United States of America ("IAI Notes") shall be issued in the form of Definitive Notes substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.01(d), in each case in a minimum principal amount of Notes of $250,000 (any Definitive Notes registered in the names of Institutional Accredited Investors or their nominees being herein called "Definitive IAI Notes"), registered in the names of the beneficial owner or owners thereof (or the nominee of such beneficial owner or owners), duly executed by the Company and authenticated by the Trustee as hereinafter provided, and delivered to such beneficial owner or owners; provided that the Company, in its sole discretion, may permit any such Institutional Accredited Investor to hold its interest in the IAI Notes in the form of a permanent global Note substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.01(d), in each case in a minimum principal amount of Notes of $250,000 (the "IAI Global Note"), deposited with the Trustee, as Custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The IAI Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate and by one or more certificates issued upon exchange or replacement of another certificate representing the IAI Global Note. The aggregate principal amount of the IAI Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian for the Depositary or its nominee, as hereinafter provided. Each Institutional Accredited Investor that is not a QIB who shall purchase Notes in the offering pursuant to the Purchase Agreement shall execute and deliver a certificate containing substantially the information set forth in Exhibit C-1

                  Subject to Section 2.01(f), Exchange Notes exchanged for interests in the 144A Notes or the Regulation S Notes or for the IAI Notes (or interests therein) in the Exchange Offer will be issued in the form of a permanent global Note substantially in the form of Exhibit B, including the appropriate legends set forth in Section 2.01(d) (the "Exchange Global Note"), deposited with the Trustee, as Custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Exchange Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate and by one or more certificates issued upon exchange or replacement of another certificate representing the Exchange Global Note. The aggregate principal amount of the Exchange Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian for the Depositary or its nominee, as hereinafter provided.

                  The 144A Global Note, the Regulation S Global Note, the IAI Global Note and the Exchange Global Notes are sometimes collectively herein referred to as the "Global Notes."

                  The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.03; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary.

                  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibits A and B and in Section 2.01(d). The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. The terms of the Notes set forth in Exhibits A and B are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

                  (c) Denominations. The Notes shall be issuable only in fully registered form, without interest coupons, and only in denominations of $1,000 and any integral multiple thereof.

                  (d) Restrictive Legends. Unless and until (i) an Initial Note or Additional Restricted Note is sold under an effective registration statement or (ii) an Initial Note or Additional Restricted Notes exchanged for an Exchange Note in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,

(A) Each certificate representing the 144A Notes and the IAI Notes shall bear the following legend (the "Private Placement Legend") on the face thereof:

              "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

                  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY
                  (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

         Each IAI Note shall also bear the following additional legend (the "IAI Legend") on the face thereof:

                  "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

(B) Except as otherwise provided in the following legend (the "Regulation S Legend" and, together with the Private Placement Legend and the IAI Legend, the "Restrictive Legends")), each certificate representing the Regulation S Notes shall bear the following legend on the face thereof:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO RULE 144 UNDER THE

                  SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

(C) Each Global Note, whether or not an Initial Note, shall bear the following legend (the "Global Note Legend") on the face thereof:

                  "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

(D) Each Note, whether or not an Initial Note, shall bear the following legend:

                  "BY ITS ACQUISITION OF THIS SECURITY THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") THAT IS SUBJECT TO TITLE I OF ERISA, OF ANY

                  PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR OF ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS."

                      (e)      Book-Entry Provisions.

                           (i)      This Section 2.01(e) shall apply only to
Global Notes deposited with the Trustee, as Custodian for the Depositary.

                           (ii)     Each Global Note initially shall (x) be
registered in the name of the Depositary or the nominee of the Depositary, (y) be delivered to the Trustee as Custodian for the Depositary and (z) bear the applicable legends as set forth in Section 2.01(d).

                           (iii)    Participants in the Depositary
("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the Custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

                           (iv)     In connection with any transfer of a portion
of the beneficial interest in a Global Note pursuant to subsection (f) of this
Section 2.01 to beneficial owners who are required to hold Definitive Notes, the Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

                           (v)      In connection with the transfer of an entire
Global Note to beneficial owners pursuant to subsection (f) of this Section 2.01, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

                           (vi)     The registered Holder of a Global Note may
grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (f)      Definitive Notes. (i) Except as provided below and in
Section 2.01(e)(iv) and (v), owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with the Depositary's and the Registrar's procedures . In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (a) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (b) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary; and, if the Exchange Offer occurs after such exchange of Definitive Notes for Global Notes as provided in this Section 2.01(f), any Exchange Notes may be issued in the form of Definitive Notes.

                           (ii)     Any Definitive Note delivered in exchange
for an interest in a Global Note pursuant to Section 2.01(e)(iv) or (v) shall, except as otherwise provided by Section 2.06(c), bear the applicable legend regarding transfer restrictions applicable to such Definitive Note set forth in
Section 2.01(d).

                           (iii)    In connection with the exchange of a portion
of a Definitive Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive Note, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

                  (g) Institutional Accredited Investors. Prior to the Resale Restriction Termination Date, unless the Company, in its sole discretion, permits any Institutional Accredited Investor to hold its interest in the IAI Notes in the form of the IAI Global Note pursuant to Section 2.01(b), Institutional Accredited Investors that are not QIBs may hold interests in the Initial Notes and the Additional Restricted Notes only in the form of Definitive IAI Notes, and any beneficial interest in a Global Note other than an Exchange Global Note that is transferred to an Institutional Accredited Investor which is not a QIB will be delivered in the form of a Definitive IAI Note and will cease to be covered by such Global Note.

                  (h) Regulation S Notes. Prior to the expiration of the Restricted Period, beneficial interests in a Regulation S Note may be held only through Euroclear or Clearstream (as direct or indirect Participants in the Depositary) or through another agent member of Euroclear and Clearstream acting for and on behalf of them (as direct or indirect Participants in the Depositary), unless exchanged for interests in 144A Notes or for IAI Notes in accordance with the certification requirements hereof. During the Restricted Period, interests in a

Regulation S Note, if any, may be exchanged for interests in 144A Notes or for IAI Notes or interests therein only in accordance with the certification requirements described in Section 2.06.

                  Section 2.02. Execution, Authentication, Dating. One Officer shall sign the Notes for the Company by manual or facsimile signature.

                  If the Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee, which shall be conclusive evidence that the Note has been authenticated under this Indenture. A Note shall be dated the date of its authentication.

                  At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall, upon a written order of the Company signed by one Officer (an "Authentication Order"), authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $200,000,000, (2) Additional Notes for original issue and (3) Exchange Notes for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Notes or Additional Notes of an equal principal amount. Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

                  Section 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange ("Note Register"). The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

                  Section 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

                  Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

                  Section 2.06. Transfer and Exchange. (a) Subject to Sections 2.01(g) and 2.01(h), the following provisions shall apply with respect to any proposed transfer of a 144A Note or an IAI Note or a beneficial interest therein prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date"):

                  (i) In connection with the transfer or exchange of a Definitive IAI Note for a beneficial interest in a Global Note, upon receipt by the Trustee of such Definitive IAI Note, duly endorsed or accompanied by appropriate instruments of transfer, the Trustee shall cancel such Definitive IAI Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount. The Trustee shall deliver copies of each certification and instruction received by it to the Depositary and upon receipt thereof, the Custodian shall reflect on its books and records the date and an increase in the principal amount of such Global Note in an amount equal to the principal amount of the Definitive IAI Note so transferred or exchanged. In connection with the transfer or exchange of a portion of a Definitive IAI Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive IAI Note, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive IAI Note representing the principal amount not so transferred.

                           (ii)     A transfer of a 144A Note or an IAI Note or
a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                           (iii)    A transfer of a 144A Note or an IAI Note or
a beneficial interest therein to an Institutional Accredited Investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form of Exhibit C-2 hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

                           (iv)     a transfer of a 144A Note or an IAI Note or
a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form of Exhibit D hereto from the proposed transferor and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

                  (b) Subject to Sections 2.01(g) and 2.01(h), the following provisions shall apply with respect to any proposed transfer of a Regulation S Note or a beneficial interest therein prior to the expiration of the Restricted Period:

                           (i)      A transfer of a Regulation S Note or a
beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                           (ii)     A transfer of a Regulation S Note or a
beneficial interest therein to an Institutional Accredited Investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form of Exhibit C-2 hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

                           (iii)    A transfer of a Regulation S Note or a
beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form of Exhibit D hereto from the proposed transferor and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

                  After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring the certification set forth in Exhibit C-2 hereto or Exhibit D hereto or any other certification.

                  (c) Restrictive Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restrictive Legend, the Registrar shall deliver Notes that do not bear a Restrictive Legend. Upon the transfer, exchange or replacement of Notes bearing a Restrictive Legend, the Registrar shall deliver only Notes that bear the applicable Restrictive Legend unless there is delivered to the Registrar evidence satisfactory to the Company and the Registrar (which may include an opinion of counsel) that neither the legend nor the restrictions on transfer set forth therein are required to ensure compliance with the Securities Act.

                  (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.01 or this Section 2.06. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                  (e) Obligations with Respect to Transfers and Exchanges of Notes.

                           (i)      To permit registrations of transfers and
exchanges, the Company shall, subject to the other terms and conditions of this
Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes upon the Company's order or at the Registrar's or co-registrar's request.

                           (ii)     No service charge shall be made to a holder
of a beneficial interest in a Global Note or Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 9.05).

                           (iii)    The Company and the Registrar or
co-registrar shall not be required to issue or to register the transfer or exchange of any Note for a period beginning (1) 15 days before the day of any selection of Notes to be redeemed in part pursuant to Section 3.02 and ending at the close of business on the day of such selection, (2) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (3) 15 days before an interest payment date and ending on such interest payment date or between any record date for the payment of interest and the next succeeding interest payment date. The Registrar or co-registrar shall not be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                           (iv)     Prior to the due presentation for
registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the

Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                           (v)      Any Definitive Note delivered in exchange
for an interest in a Global Note pursuant to Section 2.01(e) shall, except as otherwise provided by Section 2.06(c), bear the applicable legend regarding transfer restrictions applicable to such Definitive Note set forth in Section 2.01(d).

                           (vi)     All Notes issued upon any transfer or
exchange pursuant to the terms of this Indenture shall be the valid and legally binding obligation of the Company, shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

                           (vii)    All certificates, certifications and
opinions of counsel required to be submitted to the Registrar or any co-registrar pursuant to this Section 2.06 to effect any transfer or exchange may be submitted by facsimile transmission, with the original to follow by first class mail or hand delivery.

                  (f)      No Obligation of the Trustee.

                           (i)      The Trustee shall have no responsibility or
obligation to any beneficial owner of a Global Note, any Participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary, including, without limitation, the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants and any beneficial owners.

                           (ii)     The Trustee shall have no obligation or duty
to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants in the Depositary or beneficial owners of any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  (g)      Transfer and Exchange of Global Notes.

                           A Global Note may not be transferred as a whole
except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or to a nominee of such successor Depositary.

                  (h) Accrual of Interest on the Exchange Note ; Exchange of Exchange Notes.

                  Interest on any Exchange Note shall accrue from the dates provided in Exhibit B.

                  Subject to Section 2.01(f), upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02, the Trustee shall authenticate one or more Exchange Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Notes or Additional Restricted Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that
(x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Initial Notes in the form of Global Notes and/or Additional Restricted Notes in the form of Global Notes to be reduced accordingly.

                  Section 2.07. Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company or if the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their respective expenses in replacing a Note.

                  Every replacement Note issued pursuant to this Section 2.07 is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  Section 2.08. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

                  Section 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

                  Section 2.10. Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

                  Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

                  Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  Section 2.13. CUSIP and ISIN Numbers. The Company in issuing the Notes may use "CUSIP" or "ISIN" numbers or both numbers, and, if so used, the Trustee shall use such

"CUSIP" or "ISIN" numbers or both numbers in notices to the Holders of the Notes as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice to the Holders of the Notes and that reliance may be placed only on the other identification numbers printed on such Notes or in notices to the Holders of the Notes. No redemption notice given hereunder shall be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

                                    ARTICLE 3

                                   REDEMPTION

                  Section 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days, or, in the case of a redemption of less than all of the Notes, at least 45 days, but not more than 60 days before a redemption date (unless a shorter notice period shall be satisfactory to the Trustee in its reasonable discretion), an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

                  Section 3.02. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other random method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee (unless a shorter time period shall be satisfactory to the Trustee) from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  Notwithstanding anything else contained in this Section 3.02, the parties acknowledge and agree that any partial redemption of a Global Note will be made by the Depositary among the holders of the beneficial interests therein in accordance with the rules and regulations of the Depositary and that the Trustee shall have no liability in connection with the selection of beneficial interests in the Global Note in connection with any such redemption or any other actions taken by the Depositary in connection therewith, and by accepting the Notes, the Holders shall waive and release any and all such liability.

                  Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a)      the redemption date;

                  (a)      the redemption price;

                  (b) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (c)      the name and address of the Paying Agent;

                  (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

                  (e) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (f) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (g) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice, and the failure of any Holder actually to receive such notice, or any defect in the notice, shall not affect the redemption or the validity of the proceedings for the redemption of the Notes.

                  Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

                  Section 3.05. Deposit of Redemption Price. One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. Following the redemption date, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

                  Section 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  Section 3.07. Optional Redemption. (a) Subject to clause (b), the Company may redeem all or a part of the Notes from time to time, upon not less than 30 nor more than 60 days' notice to the Holders, at a redemption price of 100% of the aggregate principal amount of the Notes being redeemed plus the Make-Whole Amount, if any, plus accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date.

                  (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

                                    ARTICLE 4

                                    COVENANTS

                  Section 4.01. Payment of Notes. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if a Person other than the Company or a Subsidiary thereof, holds as of 12:00 p.m.
(noon) Eastern Time on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                  Section 4.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

                  Section 4.03. Compliance Certificate; Reports to the Trustee.
(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate executed by the Chief Executive Officer and/or the Chief Financial Officer of the Company stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith, but in no event later than three Business Days, upon any Officer becoming aware of any Default or Event of Default or any event which after notice or lapse of time would become a Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  (c) The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the

Company continued to be subject to such reporting requirements. In such event, such reports shall be provided to the Trustee at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. In addition, the Company shall comply with the other provisions of TIA Section 314(a).

                  Section 4.04. Limitation on Liens. The Company will not at any time directly or indirectly create or assume and will not cause or permit a Subsidiary directly or indirectly to create or assume, otherwise than in favor of the Company or a Wholly-Owned Subsidiary, any Lien upon any Principal Facility or any interest it may have therein or upon any stock of any Subsidiary or any Indebtedness of any Subsidiary to the Company or any other Subsidiary, whether now owned or hereafter acquired, without making effective provision (and the Company covenants that in such case it will make or cause to be made, effective provision) whereby the Notes and any other indebtedness of the Company then entitled thereto shall be secured by such Lien equally and ratably with any and all other obligations and indebtedness thereby secured, so long as any such other obligations and Indebtedness shall be so secured; provided, however, that the foregoing covenant shall not be applicable to the following:

                  (a) (i) any Lien on any such property hereafter acquired or constructed by the Company or a Subsidiary, or on which property so constructed is located, and created prior to, contemporaneously with or within 360 days after, such acquisition or construction or the commencement of commercial operation of such property to secure or provide for the payment of any part of the purchase or construction price of such property, or (ii) the acquisition by the Company or a Subsidiary of such property subject to any Lien upon such property existing at the time of acquisition thereof, whether or not assumed by the Company or such Subsidiary, or (iii) any Lien existing on the property, shares of stock or Indebtedness of a corporation at the time such corporation shall become a Subsidiary, or (iv) any conditional sales agreement or other title retention agreement with respect to any property hereafter acquired or constructed; provided that, in the case of clauses (i) through (iv) of this Section 4.04(a), the Lien does not spread to property owned prior to such acquisition or construction or to other property thereafter acquired or constructed other than additions to such acquired or constructed property and other than property on which property so constructed is located; and provided, further, that if a firm commitment from a bank, insurance company or other lender or investor (not including the Company, a Subsidiary or an Affiliate of the Company) for the financing of the acquisition or construction of property is made prior to, contemporaneously with or within the 360-day period hereinabove referred to, the applicable Lien shall be deemed to be permitted by this subsection (a) whether or not created or assumed within such period;

                  (b) any Lien created for the sole purpose of extending, renewing or refunding any Lien permitted by subsection (a) of this Section; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or refunding and that such extension, renewal or refunding Lien shall be limited to all or any part of the same property that secured the Lien extended, renewed or refunded;

                  (c) liens for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith, and against which an adequate reserve has been established; liens on any such property created in connection with pledges or deposits to secure public or statutory obligations or to secure performance in connection with bids or contracts; materialmen's, mechanics', carrier's, workmen's, repairmen's or other like liens; or liens on any such property created in connection with deposits to obtain the release of such liens; liens on any such property created in connection with deposits to secure surety, stay, appeal or customs bonds; liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings; leases and liens, rights of reverter and other possessory rights of the lessor thereunder; zoning restrictions, easements, rights-of-way or other restrictions on the use of real property or minor irregularities in the title thereto; and any other liens and encumbrances similar to those described in this subsection, the existence of which does not, in the opinion of the Board of Directors of the Company, as expressed in a duly approved resolution, materially impair the use by the Company or a Subsidiary of the affected property in the operation of the business of the Company or a Subsidiary, or the value of such property for the purposes of such business;

                  (d) any contracts for production, research or development with or for the Government, directly or indirectly, providing for advance, partial or progress payments on such contracts and for a Lien, paramount to all other Liens, upon money advanced or paid pursuant to such contracts, or upon any material or supplies in connection with the performance of such contracts to secure such payments to the Government; and Liens or other evidences of interest in favor of the Government, paramount to all other Liens, on any equipment, tools, machinery, land or buildings hereafter constructed, installed or purchased by the Company or a Subsidiary primarily for the purpose of manufacturing or producing any product or performing any development work, directly or indirectly, for the Government to secure indebtedness incurred and owing to the Government for the construction, installation or purchase of such equipment, tools, machinery, land or buildings. For the purpose of this subsection (d), "Government" shall mean the Government of the United States of America and any department, agency or political subdivision thereof and the government of any foreign country with which the Company or its Subsidiaries is permitted to do business under applicable law and any department, agency or political subdivision thereof;

                  (e) any Lien created after the date of this Indenture on any property leased to or purchased by the Company or a Subsidiary after that date and securing, directly or indirectly, obligations issued by or on behalf of a State, a territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the cost of acquisition or cost of construction of such property, provided that the interest paid on such obligations is entitled to be excluded from gross income of the recipient pursuant to Section 103(a)(1) of the Code (or any successor to such provision) as in effect at the time of the issuance of such obligations; and

                  (f) any Lien not otherwise permitted under this Section; provided, the aggregate amount of Indebtedness secured by all such Liens, together with the aggregate sale price of property involved in sale and leaseback transactions not otherwise permitted except under Section 4.06(a) does not exceed 15% of Consolidated Stockholders' Equity.

                  Section 4.05. Corporate Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine, as reflected in a duly approved resolution, that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

                  Section 4.06. Sale and Leaseback Transactions. The Company will not, and will not permit any Subsidiary to, sell or transfer (except to the Company or one or more Wholly-Owned Subsidiaries, or both) any Principal Facility owned by it on the date of this Indenture with the intention of taking back a lease of such property, other than a lease for a temporary period (not exceeding 36 months) with the intent that the use by the Company or such Subsidiary of such property will be discontinued at or before the expiration of such period, unless after giving effect to such sale or transfer either:

                  (a) the sum of (X) the aggregate sale price or, if greater, fair market value of all property involved in such sale and leaseback transaction not otherwise permitted under subsection (b) below plus (Y) the aggregate amount of Indebtedness secured by all Liens not otherwise permitted except under Section 4.04(f) does not exceed 15% of Consolidated Stockholders' Equity; or

the Company within 120 days after the sale or transfer shall have been made by the Company or by any such Subsidiary applies an amount equal to the greater of
(i) the net proceeds of the sale of the Principal Facility sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Facility sold and leased back at the time of entering into such arrangement (which may be conclusively determined by the Board of Directors of the Company, as reflected in a duly approved resolution) to the optional retirement of the Notes or other Funded Debt of the Company ranking on a parity with the Notes.

                                    ARTICLE 5

                                   SUCCESSORS

                  Section 5.01. Merger, Consolidation, or Sale of Assets. The Company shall not consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                  (a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "successor Person") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the Notes and the performance or observance of every covenant of this Indenture to be performed or observed by the Company;

                  (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

                  (c) if, as a result of any such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Company or the properties or assets of one or more Subsidiaries of the Company would become subject to any Lien which would not otherwise be permitted by this Indenture without making effective provision whereby the Notes and any other Indebtedness of the Company then entitled thereto shall be equally and ratably secured with any and all Indebtedness and obligations secured thereby, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure all Notes equally and ratably with (or prior to) all Indebtedness secured by such Lien; and

                  (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  Section 5.02. Successor Corporation Substituted. Upon any consolidation of the Company with or merger of the Company into any other Person, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes, and the Registration Rights Agreement with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Notes and the Registration Rights Agreement.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

                  Section 6.01. Events of Default. Each of the following is an "Event of Default":

                  (a) default in the payment of any interest, or any Additional Interest, upon the Notes when the same become due and payable, and continuance of such default for a period of 30 days; or

                  (b) default in the payment of the principal of (and premium, if any, on) the Notes when the same become due and payable; or

                  (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (d) default (i) in the payment of any scheduled principal of or interest on any Indebtedness of the Company or any Subsidiary of the Company (other than the Notes), aggregating more than $10 million in principal amount, when due and payable after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any Indebtedness of the Company or any Subsidiary of the Company (other than the Notes) in excess of $10 million principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default or defaults and stating that such notice is a "Notice of Default" hereunder; or

                  (e) the entry against the Company or any Subsidiary of the Company of one or more judgments, decrees or orders by a court having jurisdiction in the premises from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $10 million, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 45 consecutive days after the amount thereof is due without a stay of execution;

                  (f) any case or proceeding shall be commenced against the Company seeking to have an order for relief entered against it or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition of its debts or other relief under any applicable bankruptcy, insolvency, reorganization or other similar law of any jurisdiction, domestic or foreign, now or hereafter existing, or a receiver, custodian, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property shall be appointed; and such case or proceeding (A) results in the entry of an order for relief or similar order against the Company or (B) shall continue unstayed and in effect for a period of 60 consecutive days; or

                  (g) the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law of any jurisdiction, domestic or foreign, now or hereafter existing, or the consent by the Company to, or the application by the Company for, the entry of an order for relief in respect of the Company in an involuntary case or proceeding under any such law or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

                  In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (d) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (d) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of Notes would not conflict with any judgment or decree of an court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes have been cured or waived.

                  Section 6.02. Acceleration. In the case of an Event of Default arising from clause (f) or (g) of Section 6.01, with respect to the Company or a Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the principal, premium, if any, accrued interest and Additional Interest, if any, of the Notes to be due and payable by notice in writing to the Company and (if from the Holders) the Trustee specifying the respective Event of Default and it is a "notice of acceleration", and upon receipt of such notice the same shall become due and payable, unless all Events of Default specified in the notice of acceleration shall have been cured within said five Business Day period.

                  Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  Section 6.04. Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind any acceleration and its consequences, including any related payment default that resulted from such acceleration). The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders has consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  Section 6.05. Control by Majority. Subject to Section 2.09, holders of a majority in principal amount of the then outstanding Notes may direct in writing the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of Holders of Notes not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction, if the Trustee, being advised by counsel, determines that such action so directed may not be lawfully taken or if the Trustee, in good faith shall by a Responsible Officer, determine that the proceedings so directed may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                  Section 6.06. Limitation on Suits. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                  Section 6.07. Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest and Additional Interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  Section 6.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any, and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

                  Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to
Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

                  Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts purported to be stated therein).

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
                           (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money or assets held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

                  (g) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

                  (h) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

                  Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require (other than in connection with the Exchange Offer contemplated by Section 2.06(h) unless required by the TIA) an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in
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                                                                              38

         good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.01(a) or 6.01(b) or (ii) any Event of Default of which the Trustee shall have received written notification at the Corporate Trust Office of the Trustee or of which a Responsible Officer has actual knowledge, and in the absence of such notice or actual knowledge, the Trustee may conclusively assume that no such Event of Default or Default exists.

                  (h) The rights, privileges, protections, immunities, and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each officer, director, employee, agent, custodian and other person employed to act hereunder, and shall survive the Trustee's resignation or removal, the discharge of this Indenture and payment in full of the Notes.

                  (i) Notwithstanding anything else herein contained, whenever any provision of this Indenture indicates that any confirmation of a condition or event is qualified by the words "to the knowledge of" or "known to" the Trustee or other words of similar meaning, said words shall mean and refer to the current awareness of one or more Responsible Officers who are located at the Corporate Trust Office of the Trustee or who are otherwise responsible for administering the trusts created under this Indenture.

                  Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

                  Section 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                  Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders of the Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

                  Section 7.06. Reports by Trustee to the Holders of the Notes. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of the Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any securities exchange or of any delisting thereof.

                  Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.04 hereof.

                  The Company shall indemnify the Trustee and its officers, directors, employees and agents against any and all losses, liabilities, claims, damages or expenses (including compensation, fees, disbursements and expenses of Trustee's agents and counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this

Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is judicially determined to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. Any amounts due and owing the Trustee hereunder which have not been paid by or on behalf of the Company within 15 days following written notice thereof given to the Company in accordance with the provisions of
Section 10.02, shall bear interest at an interest rate equal to the Trustee's announced prime rate in effect from time to time, plus four percent (4.0%) per annum.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinated to any other liability or Indebtedness of the Company.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

                  Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

                  Section 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  Section 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  Section 7.11. Preferential Collection of Claims Against Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or Section 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

                  Section 8.02. Legal Defeasance and Discharge. Upon the Company's exercise under Section 8.02 hereof of the option applicable to this
Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

                  Section 8.03. Covenant Defeasance. Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, be released from its obligations under the covenants set forth in Sections 4.04 and 4.06 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether

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                                                                              43

directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) and 6.01(d) hereof shall not constitute Events of Default.

                  Section 8.04. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Additional Interest, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (ii) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (iii) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (iv) no Default or Event of Default shall have occurred and be continuing either (i) on the date of such deposit or (ii) insofar as an Event of Default set forth in Section 6.01(f) or Section 6.01(g) shall have occurred and be continuing, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy with respect to the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" with respect to the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                  (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent, including, without limitation, the conditions set forth in this Section 8.04, provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                  Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04(i) hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  Section 8.06. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest, or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, interest, or Additional Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

                  Section 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

                  Section 9.01. Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement this Indenture or the Notes:

                  (a)      to cure any ambiguity, defect, error or
         inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the assets of the Company;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

                  (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

                  (g)      to allow any Subsidiary to guarantee the Notes.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof stating that such amended or supplemental indenture complies with this Section 9.01, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, liabilities, indemnities, benefits or immunities under this Indenture or otherwise.

                  Section 9.02. With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof stating that any such amended or supplemental indenture complies with this Section 9.02, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

                  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

                  (c) reduce the rate of or change the time for payment of interest on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes (including Additional Notes, if any) by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (e)      make any Note payable in money other than U.S.
         dollars;

                  (f) make any change in the provisions of this Indenture relating to waivers of (i) past Defaults or (ii) the rights of the Holders of the Notes to receive payments of principal of or premium, if any, or interest or Additional Interest, if any, on the Notes; or

                  (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

                  Section 9.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

                  Section 9.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by such Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  Section 9.05. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  Section 9.06. Trustee to Sign Amendments, Etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this
Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities, indemnities, benefits or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's rights, duties, liabilities, indemnities, benefits or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                  Section 9.07. Payments for Consent. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                  MISCELLANEOUS

                  Section 10.01. Trust Indenture Act Controls. This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                  Section 10.02. Notices. Any notice or communication required or permitted hereunder to be given by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

                  If to the Company:

                  Certegy Inc.
                  11720 Amber Park Drive
                  Alpharetta, GA 30004
                  Facsimile: (678) 867-8102

                  Attention: Michael T. Volkommer and Walter M. Korchun, Esq.

                  With a copy to:

                  Kilpatrick Stockton
                  1100 Peachtree Street, Suite 2800
                  Atlanta, GA 30309
                  Facsimile: (404) 815-6555

                  Attention: Larry D. Ledbetter

                  If to the Trustee:

                  SunTrust Bank
                  25 Park Place, 24th Floor
                  Atlanta, GA 30303-2900
                  Facsimile: (404) 588-7335

                  Attn: Corporate Trust Administration

                  The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  Section 10.03. Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  Section 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or omit to take any action under this Indenture (other than in connection with the Exchange Offer contemplated by Section 2.06(i) or under Section 2.02 hereof unless required by the TIA), the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied;

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; and

                  (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA Section 314(c).

                  Section 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has or has not been satisfied; and

                  (d) a statement as to whether, in the opinion of such Person, such condition or covenant has or has not been satisfied.

                  Section 10.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  Section 10.07. No Personal Liability of Directors, Officers, Employees and Shareholders. No director, officer, employee, incorporator or shareholder of the Company or the Trustee shall have any liability for any obligations of the Company or the Trustee, respectively, under the Notes, the Exchange Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

                  Section 10.08. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  Section 10.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  Section 10.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Section 10.11. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 10.12. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 10.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

                                           CERTEGY INC.

                                           By: /s/ Michael T. Vollkommer
                                               -------------------------
                                              Name: Michael T. Vollkommer
                                              Title: Corporate Vice President
                                                     and Chief Financial Officer

                                           SUNTRUST BANK, as trustee

                                           By: /s/ George Hogan
                                               -------------------------
                                              Name: George Hogan
                                              Title: Vice President

                                                                       EXHIBIT A

                       [FORM OF FACE OF UNREGISTERED NOTE]

                         [Applicable Restrictive Legend]

                       [Global Note Legend, if applicable]

[CUSIP        156880AA4 - 144A]

[CUSIP     U15693AA9 - REGULATION S]

[ISIN      US156880AA45 - 144A]

[ISIN      USU15693AA92 - REGULATION S]

                              4.75% Notes due 2008

No. 1

                                                        $_______________________

                                  CERTEGY INC.

promises to pay to CEDE & CO., or registered assigns, the principal sum of ______ MILLION DOLLARS ($___________) on September 15, 2008.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated:

                                                     CERTEGY INC.

                                                     By: _______________________
                                                         Name:
                                                         Title:

         [SEAL]

ATTEST:

By: ____________________________
    Name:
    Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes referred to in the within-mentioned Indenture.

                                                     SUNTRUST BANK,
                                                     as Trustee

                                                     By: _______________________
                                                         (Authorized Signatory)

                     [FORM OF REVERSE OF UNREGISTERED NOTE]
                              4.75% Notes due 2008

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. Interest. Certegy Inc., a Georgia corporation (the "Company"), promises to pay interest on the principal amount of this Note at 4.75% per annum from the date provided below until maturity and shall pay the Additional Interest payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be March 15, 2004. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, SunTrust Bank, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. Indenture. The Company issued the Notes under an Indenture dated as of September 10, 2003 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Initial Notes are limited to $200,000,000 in aggregate principal amount. The Indenture pursuant to which this Note is issued provides that an unlimited amount of Additional Notes may be issued thereunder.

                  5. Optional Redemption. The Company may redeem all or a part of the Notes from time to time, upon not less than 30 nor more than 60 days' notice, at a redemption price of 100% of the aggregate principal amount of the Notes being redeemed plus the Make-Whole Amount, if any, plus accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date.

                  6. No Sinking Fund. The Company shall not be required to make sinking fund payments with respect to the Notes.

                  7. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the assets of the Company, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to allow any Subsidiary to guarantee the Notes.

                  11. Defaults and Remedies. Events of Default include: (a) default in the payment of any interest, or any Additional Interest, upon the Notes when the same become due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of the principal of (and premium, if any, on) the Notes when due and payable; (c) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; (d) default (i) in the payment of any scheduled principal of or interest on any Indebtedness of the Company or any Subsidiary of the Company (other than the Notes), aggregating more than $10 million in principal amount, when due and payable after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any Indebtedness of the Company or any Subsidiary of the Company (other than the Notes) in excess of $10 million principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default or defaults and stating that such notice is a "Notice of Default" under the Indenture; (e) the entry against the Company or any Subsidiary of the Company of one or more judgments, decrees or orders by a court having jurisdiction in the premises from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $10 million, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 45 consecutive days after the amount thereof is due without a stay of execution; and (f) certain events of bankruptcy and insolvency with respect to the Company or any of its Subsidiaries. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (d) of this paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (d) of this paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction and
(ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes have been cured or waived. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the principal, premium, if any, accrued interest and Additional Interest, if any, of the Notes to be due and payable by Notice in writing to the

Company and (if from the Holders) the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and upon receipt of such notice the same shall become due and payable, unless all Events of Default specified in the notice of acceleration shall have been cured within the five Business Day period. In the case of an Event of Default arising from certain events of bankruptcy or insolvency as described in clause (f) above, all outstanding Notes will become due and payable immediately without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  13. No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company or the Trustee, as such, shall have any liability for any obligations of the Company or the Trustee, respectively under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

                  14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  16. Additional Rights of Holders of Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of September 10, 2003, between the Company and each of the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Additional Notes, shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of Additional Notes (collectively, the "Registration Rights Agreement").

                  17. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers or both numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers or both numbers in notices to the Holders of the Notes as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice to the Holders of the Notes and reliance may be placed only on the other identification numbers placed thereon.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Certegy Inc.
                  11720 Amber Park Drive
                  Alpharetta, GA  30004
                  Facsimile:  (678) 867-8102
                  Attention:  Michael T. Volkommer and Walter M. Korchun, Esq.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                    I or we assign and transfer this Note to
              _____________________________________________________
              (Print or type assignee's name, address and zip code)
                  _____________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint ___________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:____________________                     Your Signature:___________________

Signature Guarantee:____________________________________________________________
                            (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

         In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

         1[ ]     acquired for the undersigned's own account, without transfer;
                  or

         2[ ]     transferred to the Company; or

         3[ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

         4[ ] transferred pursuant to an effective registration statement under the Securities Act; or

         5[ ] transferred pursuant to and in compliance with Regulation S under the Securities Act; or

         6[ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C-2 to the Indenture); or

         7[ ] transferred pursuant to and in compliance with Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

                                                     ___________________________
                                                     Signature

Signature Guarantee:

_____________________________                        ___________________________
(Signature must be guaranteed)                       Signature

________________________________________________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

____________________________
Dated:

                                                     ___________________________
                                                     Signature

                                                     ___________________________
                                                     Signature

                                         [TO BE ATTACHED TO GLOBAL
                                         NOTES]

         SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


                  The following increases or decreases in this Global Note have been made:

                                                                          Principal Amount of this Global  Signature of authorized
Date of   Amount of decrease in Principal Amount of increase in Principal Note following such decrease or  signatory of Trustee or
Exchange  Amount of this Global Note      Amount of this Global Note      increase                         Custodian
--------  ------------------------------  ------------------------------  -------------------------------  ------------------------

                                                                       EXHIBIT B

                        [FORM OF FACE OF REGISTERED NOTE]

                       [Global Note Legend, if applicable]

CUSIP

                              4.75% Notes due 2008

No. 1
                                                          $_____________________

                                  CERTEGY INC.

promises to pay to CEDE & CO., or registered assigns, the principal sum of ______ MILLION DOLLARS ($___________) on September 15, 2008.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated:

                                                     CERTEGY INC.

                                                     By:  ______________________
                                                          Name:
                                                          Title:

         [SEAL]

ATTEST:

By:  ____________________________
     Name:
     Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes referred to in the within-mentioned Indenture.

                                                     SUNTRUST BANK,
                                                     as Trustee

                                                     By:  ______________________
                                                          (Authorized Signatory)

                      [FORM OF REVERSE OF REGISTERED NOTE]
                              4.75% Notes due 2008

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. Interest. Certegy Inc., a Georgia corporation (the "Company"), promises to pay interest on the principal amount of this Note at 4.75% per annum from the date provided below until maturity and shall pay the Additional Interest payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). The first Interest Payment Date shall be the March 15 or September 15, as the case may be, after the Exchange Offer referred to in the Indenture. This Note is an "Exchange Note" (as such term is used in the Indenture), exchanged in the Exchange Offer for Initial Notes or Additional Notes. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that if this Note shall be authenticated before the first Interest Payment Date for the Exchange Notes, interest on this Note shall accrue from the last interest payment date to which interest has been paid on the Initial Notes or Additional Notes that were exchanged for this Note or if no interest has been paid on such Initial Notes or Additional Notes, from the date of original issue of such Initial Notes or Additional Notes. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, SunTrust Bank, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. Indenture. The Company issued the Notes under an Indenture dated as of September 10, 2003 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Initial Notes are limited to $200,000,000 in aggregate principal amount. The Indenture pursuant to which this Note is issued provides that an unlimited amount of Additional Notes may be issued thereunder.

                  5. Optional Redemption. The Company may redeem all or a part of the Notes from time to time, upon not less than 30 nor more than 60 days' notice, at a redemption price of 100% of the aggregate principal amount of the Notes being redeemed plus the Make-Whole Amount, if any, plus accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date.

                  6. No Sinking Fund. The Company shall not be required to make sinking fund payments with respect to the Notes.

                  7. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the assets of the Company, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to allow any Subsidiary to guarantee the Notes.

                  11. Defaults and Remedies. Events of Default include: (a) default in the payment of any interest, or any Additional Interest, upon the Notes when the same become due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of the principal of (and premium, if any, on) the Notes when due and payable; (c) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; (d) default (i) in the payment of any scheduled principal of or interest on any Indebtedness of the Company or any Subsidiary of the Company (other than the Notes), aggregating more than $10 million in principal amount, when due and payable after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any Indebtedness of the Company or any Subsidiary of the Company (other than the Notes) in excess of $10 million principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default or defaults and stating that such notice is a "Notice of Default" under the Indenture; (e) the entry against the Company or any Subsidiary of the Company of one or more judgments, decrees or orders by a court having jurisdiction in the premises from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $10 million, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 45 consecutive days after the amount thereof is due without a stay of execution; and (f) certain events of bankruptcy and insolvency with respect to the Company or any of its Subsidiaries. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (d) of this paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (d) of this paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes have been cured or waived. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the principal, premium, if any, accrued interest and Additional Interest, if any, of the Notes to be due and payable by Notice in writing to the Company and (if from the Holders) the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and upon receipt of such notice the same shall become due and payable, unless all Events of Default specified in the notice of acceleration shall have been cured within the five Business Day period. In the case of an Event of Default arising from certain events of bankruptcy or insolvency as described in clause (f) above, all outstanding Notes will become due and payable immediately without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  13. No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company or the Trustee, as such, shall have any liability for any obligations of the Company or the Trustee, respectively under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

                  14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  16. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or

ISIN numbers or both numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers or both numbers in notices to the Holders of the Notes as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice to the Holders of the Notes and reliance may be placed only on the other identification numbers placed thereon.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Certegy Inc.
                  11720 Amber Park Drive
                  Alpharetta, GA 30004
                  Facsimile: (678) 867-8102
                  Attention: Michael T. Volkommer and Walter M. Korchun, Esq.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                    I or we assign and transfer this Note to
              _____________________________________________________
              (Print or type assignee's name, address and zip code)
                   __________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint ___________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:____________________                     Your Signature:___________________

Signature Guarantee:____________________________________________________________
                             (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

                  The following increases or decreases in this Global Note have been made:

                                                                          Principal Amount of this Global  Signature of authorized
Date of   Amount of decrease in Principal Amount of increase in Principal Note following such decrease or  signatory of Trustee or
Exchange  Amount of this Global Note      Amount of this Global Note      increase                         Custodian
--------  ------------------------------  ------------------------------  -------------------------------  ------------------------

                                                                     EXHIBIT C-1

                            FORM OF CERTIFICATE FROM

                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

     In connection with our proposed purchase of the 4.75% Notes due 2008 (the "Notes") issued by Certegy Inc., a Georgia corporation (the "Company"), we hereby confirm the following:

                  (1)      We acknowledge that:

- the notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any other securities laws and are being offered for resale in transactions that do not require registration under the Securities Act or any other securities laws; and

- unless so registered, the notes may not be offered, sold or otherwise transferred except under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any other applicable securities laws, and in each case in compliance with the conditions for transfer set forth in paragraph (4) below.

-

                  (2) We represent that we are not an affiliate (as defined in Rule 144 under the Securities Act) of the Company, that we are not acting on the Company's behalf and that we are an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3), or
         (7) under the Securities Act, who is purchasing notes with a principal amount of at least $250,000, and, if the notes are to be purchased for one or more accounts ("investor accounts") for which we are acting as a fiduciary or agent, each holder of these investor accounts is an institutional accredited investor, who is purchasing notes with a principal amount of at least $250,000, and we:

- are acquiring the notes for investment, in the normal course of business, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act;

- invest in or purchase securities similar to the notes and we have such knowledge and experience in financial and business matters that make us capable of evaluating the merits and risks of purchasing notes; and

- are aware that we (or any of these investor accounts) may be required to bear the economic risk of an investment in the notes for an indefinite period of time and we (or that investor account) are able to bear this risk for an indefinite period.

-

                  (3) We acknowledge that neither the Company nor the initial purchasers nor any person representing the Company or the initial purchasers has made any representation to us with respect to the Company or the offering of the notes, other than the information contained in the Company's offering memorandum relating to the notes. We represent that we are relying only on such offering memorandum in making our investment decision with respect to the notes. We acknowledge that no representation or warranty is made by the initial purchasers as to the accuracy or completeness of the offering memorandum. We agree that we have had access to such financial and other information concerning the Company and the notes as we have deemed

                                      C-1-1
necessary in connection with our decision to purchase notes, including an opportunity to ask questions of and request information from the Company.

                  (4) We represent that we are purchasing notes for our own account, or for one or more investor accounts for which we are acting as a fiduciary or agent, in each case for investment and not with a view to, or for offer or sale in connection with, any distribution of the notes in violation of the Securities Act, subject to any requirement of law that the disposition of our property or the property of that investor account or accounts be at all times within our or their control and subject to our or their ability to resell the notes pursuant to Rule 144A, Regulation S or any other available exemption from registration under the Securities Act. We agree on our own behalf and on behalf of any investor account for which we are purchasing notes, and each subsequent holder of the notes by its acceptance of the notes will agree, that until the end of the Resale Restriction Period (as defined below), the notes may be offered, sold, or otherwise transferred only: (i) to the Company; (ii) under a registration statement that has been declared effective under the Securities Act; (iii) for so long as the notes are eligible for resale under Rule 144A, to a person the seller reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A; (iv) through offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act; (v) to an institutional accredited investor that is not a qualified institutional buyer and that is acquiring the notes for its own account or for the account of another institutional accredited investor for investment and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, in each case in a minimum principal amount of notes of $250,000; or (vi) under Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act; subject in each of the above cases to any requirement of law that the disposition of the seller's property or the property of an investor account or accounts be at all times within the seller or account's control.

                  (5)      We also acknowledge that:

- the above restrictions on resale will apply from the closing date of the sale of the notes until the date that is two years (other than in the case of notes sold pursuant to Regulation S) or 40 days (in the case of notes sold pursuant to Regulation S) after the later of the closing date and the last date that the Company or any of its affiliates was the owner of the notes or any predecessor of the notes (the "Resale Restriction Period"), and will not apply after the applicable Resale Restriction Period ends;

- if a holder of notes proposes to resell or transfer notes under clause (v) of paragraph (4) above before the applicable Resale Restriction Period ends, the seller must deliver to the Company and the trustee a letter from the purchaser in the form set forth in the indenture which must provide, among other things, that the purchaser is an institutional accredited investor that is acquiring the notes not for distribution in violation of the Securities Act;

- the Company and the trustee reserve the right to require in connection with any offer, sale or other transfer of notes under clauses (iv), (v) and (vi) of paragraph (4) above the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee; and

                                      C-1-2

- each note will contain one or more legends as required by the indenture and substantially to the effect set forth in the offering memorandum relating to the notes.

-

                  (6) We acknowledge that the Company, the initial purchasers, the trustee and others will rely upon the truth and accuracy of the above acknowledgments, representations, warranties and agreements. We agree that if any of the acknowledgments, representations, warranties and agreements deemed to have been made by our purchase of the notes is no longer accurate, we will promptly notify the Company and the initial purchasers. If we are acquiring any notes as a fiduciary or agent for one or more investor accounts, we represent that we have sole investment discretion with respect to each such account, that we have full power to make the above acknowledgments, representations, warranties and agreements on behalf of each such account, and that each such account is eligible to purchase the notes.

         The Company, the trustee and the initial purchasers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                     Very truly yours,

                                                     By:________________________
                                                        Name:
                                                        Title:
Dated:__________________,___

                                     C-1-3

                                                                     EXHIBIT C-2

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Certegy Inc.
11720 Amber Park Drive
Alpharetta, GA 30004
Facsimile: (678) 867-8102

Attention: Michael T. Volkommer and Walter M. Korchun, Esq.

SunTrust Bank
25 Park Place, 24th Floor
Atlanta, GA 30303
Facsimile: (404) 588-7335

Attn: Corporate Trust Administration

                  Re:      4.75% Notes due 2008

                  Reference is hereby made to the Indenture, dated as of September 10, 2003 (the "Indenture"), between Certegy Inc., as issuer (the "Company") and SunTrust Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture

                  This certificate is delivered to request a transfer of $_________ principal amount of the 4.75% Notes due 2008 (the "Notes") of the Company.

                  Upon such transfer, the new beneficial owner will be as follows:

                  Name: ___________________________________

                  Address: ________________________________

                  Taxpayer ID Number: _____________________

                  In connection with the proposed transfer to us of such Notes, we represent and warrant to you that:

                  1. We understand that any transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein

                                      C-2-1
except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  3. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000 or
(f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                      C-2-2

                  The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                     [Insert Name of Transferee]

                                                     By:________________________
                                                        Name:
                                                        Title:
Dated:__________________,___

                                      C-2-3

                                                                       EXHIBIT D

             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                       TRANSFERS PURSUANT TO REGULATION S

Certegy Inc.
11720 Amber Park Drive
Alpharetta, GA  30004
Facsimile: (678) 867-8102

Attention: Michael T. Volkommer and Walter M. Korchun, Esq.

SunTrust Bank
25 Park Place, 24th Floor
Atlanta, GA 30303
Facsimile: (404) 588-7335

Attn: Corporate Trust Administration

                  Re:      4.75% Notes due 2008

                  Reference is hereby made to the Indenture, dated as of September 10, 2003 (the "Indenture"), between Certegy Inc., as issuer (the "Company") and SunTrust Bank, as trustee.

                  In connection with our proposed sale of $________ aggregate principal amount of 4.75% Notes due 2008 (the "Notes") of the Company, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (a)      the offer of the Notes was not made to a person in the United
       States;

         (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         (c)      no directed selling efforts have been made in the United

       States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         In addition, if the sale is made during a restricted period, we represent that the sale is not being made to a United States person or for the account or benefit of a United States person.

         The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings forth in Regulation S.

                                                  [Insert Name of Transferor]

                                                  By:___________________________
                                                  Name:

                                                  Title:

                                                  Authorized Signature

                                                  Signature Medallion Guaranteed

                                       D-2